Exhibit 99.1

6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

APRICUS BIOSCIENCES SELLS
BIO-QUANT CRO SUBSIDIARY TO BIOTOX SCIENCES

- COMPANY TO FOCUS ON GENERATION OF REVENUES FROM COMMERCIALIZATION OF DRUG PIPELINE BASED ON
NEXACT® DELIVERY TECHNOLOGY -

SAN DIEGO, CA, July 6, 2011— Apricus Biosciences, Inc. ("Apricus Bio") (Nasdaq:  APRI) announced today that it has sold its wholly-owned subsidiary, Bio-Quant, Inc. (“Bio-Quant”), a specialty biotechnology Contract Research Organization ("CRO"), to BioTox Sciences (“BioTox”), a San Diego-based CRO. Under terms of the agreement, Apricus Bio will receive a minimum of $5 million in up-front and future earn-out payments, with the potential for as much as $20 million over the next ten years, based on BioTox’s currently projected revenues. Additionally, Apricus Bio has retained all NexMed-related research conducted by Bio-Quant as well as the profitable Bio-Quant diagnostic kit business.

“While our Bio-Quant subsidiary has been driving revenues over the past year, this divesture represents a key strategic decision for Apricus Bio, as licensing revenues from Vitaros® have increased during the first half of 2011, and are currently projected to constitute the majority of our revenue stream for the remainder of 2011,” stated Dr. Bassam Damaj, Chairman, President and Chief Executive Officer of the Company. “The sale enables us to focus our efforts where we believe we will generate the greatest return on investment -- speeding our specialty biopharmaceutical drugs to market. While Bio-Quant has been instrumental in advancing the uses of our NexACT® technology and  preclinical pipeline, we have now entered the commercialization stage with our first product and intend to  focus our efforts on the generation of revenues from our drug pipeline,” continued Dr. Damaj.

Apricus Bio’s top priority is to commercialize Vitaros®, for the treatment of erectile dysfunction. Vitaros® was approved for marketing and sales in Canada in 2010, and the Company recently filed for approval in Europe. Management is in advanced partnering negotiations for Vitaros® in Canada and/or Europe and expects to announce a partnership in the second half of 2011.  In addition, Apricus Bio is focused on developing and commercializing the other 12 products and product candidates in its pipeline, including Femprox®, MycoVa™ and PrevOnco™.

Bio-Quant, founded in 2001, is one of San Diego’s most experienced CROs for non-GLP (good laboratory practices) contract drug discovery and pre-clinical development services, specializing in oncology, inflammation, immunology and metabolic diseases.  Bio-Quant has clients world-wide. Revenues are generated from pre-clinical contract services and housing services.

6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

During 2010, the Bio-Quant CRO business helped advance Apricus Bio’s proprietary NexACT® technology and increase its product and product candidate portfolio from four products to 13. With the divestiture of Bio-Quant, Apricus Bio has decided to outsource its primary preclinical CRO work for its NexMed subsidiary and narrow its focus on commercializing its late stage products -- Vitaros® for erectile dysfunction, Femprox® for female sexual arousal disorder, MycoVa™ for nail fungus, PrevOnco™ for liver cancer and RayVa™ for Reynaud’s Syndrome -- in addition to continuing to develop the eight other, earlier stage product candidates in its pipeline.

BioTox is a San Diego CRO founded in 2007 that focuses primarily on GLP studies and has been interested in expanding its operations in San Diego on the non-GLP side.

“We look forward to seeing BioTox achieve even greater success, which will result in greater earn-out payments for Apricus Bio," said Dr. Damaj.

"We were actively looking for opportunities to expand our footprint in the Discovery CRO area and add more In-Vitro and In-Vivo disease models to increase the range of services we currently offer to our clients," stated BioTox’s President, Sami Abunadi, in a company statement. "Bio-Quant offers a long and successful history in non-GLP preclinical research in areas such as oncology, inflammation, immunology, metabolic diseases and high throughput screening capabilities. We believe that this transaction will not only be revenue and earnings enhancing and highly valuable to our shareholders, but will also provide both a superior and quicker entry point than the other build or buy options we considered,” said Mr. Abunadi.

In addition to adding key services and becoming a major participant in Southern California, BioTox can now scale its operation and reach to become a true national and global presence.  BioTox intends to build on its present IND and NDA enabling In-Vivo GLP toxicology offerings, and as such, expects to be able to offer both Bio-Quant’s  and BioTox’s clients a more attractive strategic outsourcing alliance with proven economic and scientific depth.

“We can now take our clients’ compounds through the preclinical drug development process and utilize state-of-the-art capabilities by integrating Bio-Quant’s study execution software platform Intranet with BioTox’s Sponsor friendly and GLP compliant study Data Acquisition Software, called iAdavantage, and thus accelerate the development process economically and effectively” Mr. Abunadi added.

6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

About Apricus Biosciences, Inc.
Apricus Bio, a San Diego based revenue-generating specialty biopharmaceutical company, has leveraged the flexibility of its clinically-validated NexACT® drug delivery technology to enable multi-route administration of new and improved compounds across numerous therapeutic classes.

Revenues and growth are driven from out-licensing of this technology for the development and commercialization of such compounds to pharmaceutical and biotechnology companies worldwide. In addition, the Company is seeking to monetize its existing product pipeline, including its first product, Vitaros®, approved in Canada for the treatment of erectile dysfunction, which is currently expected to be available on the Canadian market in 2011, as well as compounds in development from pre-clinical through Phase III, currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Cosmeceuticals among others.

For further information on Apricus Bio, visit http://www.apricusbio.com, and for information on its subsidiaries please visit http://www.nexmedusa.com or http://www.bio-quant.com. You can also receive information at http://twitter.com/apricusbio and http://facebook.com/apricusbio.

About BioTox Sciences
BioTox Sciences, based in San Diego, is a Contract Research Organization (CRO) offering comprehensive services for nonclinical and preclinical studies (GLP and Non-GLP) utilizing state of the art vivarium(s). Its services encompass toxicology, pharmacology, metabolism testing and various disease models in support of nonclinical drug development.   URL: http://www.biotoxsciences.com

6330 Nancy Ridge Dr, Suite 103	Phone: +1-858-222-8041
San Diego, CA 92121	Fax: +1-858-866-0482

Apricus Bio's Forward-Looking Statement Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to receive the earnout payments from the sale of its Bio-Quant CRO business to BioTox Sciences, further development products and product candidates, have such products and product candidates approved by relevant regulatory authorities, to successfully commercialize its Vitaros®, Femprox®, MycoVa™, PrevOnco™ and RayVa™ products and other products and product candidates and to achieve its other development, commercialization and financial goals such as its revenue projections from the sale of its products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Contacts:

Apricus Biosciences, Inc.

Edward Cox, V.P.
Corporate Development & Investor Relations, Apricus Biosciences, Inc.
(858) 848-4249
ecox@apricusbio.com

Apricus Bio Investor Relations
Paula Schwartz
Rx Communications Group, LLC
(917) 322-2216
pschwartz@rxir.com

BioTox Sciences
Sami Abunadi, President
info@biotoxsciences.com